UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 12, 2016

Date of Report (Date of earliest event reported)

RMR Industrials, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185046	46-0750094
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

9301 Wilshire Blvd, Suite 312

Beverly Hills, CA 90210

(Address of Principal Executive Offices)

(310) 492-5010

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

Transition Services Agreement

In connection with the Asset Purchase Agreement dated October 7, 2016 (the “Purchase Agreement”), by and among RMR Aggregates, Inc., a Colorado corporation (“RMR Aggregates”), a wholly owned subsidiary of RMR Industrials, Inc., a Nevada corporation (the “Company”), and Calx Minerals, LLC, a Colorado limited liability company (“Seller”), the parties entered into a Transition Services Agreement dated October 7, 2016 (“TSA”), pursuant to which Seller agreed to provide certain transition services to accommodate the transition of the purchased assets to RMR Aggregates under the Purchase Agreement. The foregoing description of the TSA is qualified in its entirety by reference to the full text of the TSA, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Guaranty Agreement

In connection with the Purchase Agreement, RMR Aggregates entered into a Guaranty Agreement dated October 7, 2016 (the “Guaranty”) with Satuit, LLC, a Colorado limited liability company and an affiliate of Seller (“Satuit”), pursuant to which Satuit guaranteed to RMR Aggregates due and punctual payment of any and all monetary obligations, indemnities, liabilities, indebtedness, damages and other amounts of every kind arising under the Purchase Agreement and related documents, in respect of a failure or refusal by Seller to make any such payment thereunder. The Guaranty is a guarantee of payment and not a guarantee of collection. The foregoing description of the Guaranty is qualified in its entirety by reference to the full text of the Guaranty, a copy of which is filed as Exhibit 10.2 and incorporated by reference herein.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On October 12, 2016, pursuant to the previously announced Purchase Agreement dated as of October 7, 2016, RMR Aggregates completed the purchase of substantially all of the assets associated with the business of operating the Mid-Continent Limestone Quarry on 41 Bureau of Land Management unpatented placer mining claims in Garfield County, Colorado, including the mining claims, improvements, access rights, water rights, equipment, inventory, contracts, permits, certain intellectual property rights, and other tangible and intangible assets associated with the limestone mining operation (the “Acquisition”). Even though the closing of the Acquisition occurred on October 12, 2016 but for tax, accounting and financial purposes, the closing was deemed effective as of 12:01 a.m. on September 30, 2016.

The consideration paid by RMR Aggregates to Seller consisted of $2,827,624.00 in cash, plus certain assumed liabilities, and adjustments as set forth in the Purchase Agreement (the “Purchase Price”). The Purchase Price was funded through existing cash on hand as well as cash received in an offering by the Company where it issued shares of Class B common stock in exchange for $1,500,000.

The foregoing summary of the Acquisition and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete terms and conditions of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 in the Current Report on Form 8-K filed by the Company on October 11, 2016, and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The required financial statements of the business acquired by RMR Aggregates will be filed through an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The required pro forma financial information of the Company will be filed through an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d)	Exhibits

Exhibit No.	Description
10.1	Transition Services Agreement dated October 7, 2016 by and among Calx Minerals, LLC and RMR Aggregates, Inc.
10.2	Guaranty Agreement dated October 7, 2016 by and among Satuit, LLC and RMR Aggregates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMR Industrials, Inc. a Nevada corporation

Dated: November 10, 2016	By:	/s/ Gregory Dangler
Gregory Dangler, President